Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

Registration Number	Description

333-207722	Form S-8 Registration Statement - STERIS Corporation 401(k) Plan

pertaining to the STERIS Corporation 401(k) Plan of STERIS Corporation of our report dated June 28, 2016, with respect to the financial statements and schedules of the STERIS Corporation 401(k) Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2015 and 2014.
/s/ ERNST & YOUNG LLP

Cleveland, Ohio
June 28, 2016